EXHIBIT 99.01

VERISIGN, INC.

OPTIONS ELECTION FORM

Before signing this election form, please make sure you have received, read and understand the terms of the Options Election (the “Options Election”) and this Options Election Form. The Options Election is subject to the terms of these documents as they may be amended. The Options Election provides certain employees who hold eligible stock options the opportunity to adjust the exercise price of certain outstanding options as described in the Options Election. The Options Election shall not be deemed to ratify any purportedly unauthorized stock options. This Options Election expires at 5:00 p.m., Pacific Time, on December 31, 2006 unless extended.

PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS FORM.

If elect you participate in this Options Election, you must accept the Options Election with respect to all of the outstanding eligible options grant granted to you by VeriSign, Inc. (the “Company”). Vesting of any unvested options is subject to your continued employment with the Company through each relevant vesting date.

An “eligible option” is an option granted by VeriSign to you that meets all of the following conditions:

•	the option was granted by VeriSign

•	the option has an exercise price per share that was less, or may have been less, than the fair market value per share of the common stock underlying the option on the option’s grant date;

•	the option was unvested as of December 31, 2004 (if only a portion of an option was unvested as of December 31, 2004, the unvested portion may be an eligible option);

•	the option is outstanding as of the last date on which the Options Election remains open for acceptance; and

•	the option holder is subject to taxation in the United States.

Eligible options also include any options which are later determined to have been granted at an exercise price less than fair market value as of the date of grant. Eligible options will not include any options that are later determined not to have been granted at an exercise price less than fair market value as of the date of grant.

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OPTIONS ELECTION AS SET FORTH IN THE OPTIONS ELECTION DOCUMENTS.

If you would like to participate in this Options Election, please indicate your election by checking the box below and completing and signing this election form. Please be sure to follow the instructions, which are attached.

Please check the appropriate box:

☐ Yes, I wish to participate in the Options Election as to ALL of my eligible option grants listed on the Addendum issued to me to raise the exercise price to fair market value on the applicable measurement date, as well as any other option issued that is determined to have been issued at less than fair market value on the grant date.

OR

☐ No, I do NOT wish to participate in the Options Election as to any of my eligible option grants.

If you elect Yes, the exercise price of all of the applicable options will be irrevocably adjusted on the last date on which this Options Election remains open for acceptance, which is expected to be December 31, 2006.

Employee Signature:

Employee Name (Please Print):

Corporate e-mail Address:

Date and Time:

RETURN TO JEFFREY K. BERGMANN NO LATER THAN 5:00 P.M., PACIFIC

TIME, ON DECEMBER 31, 2006 BY FAX (650) 426-3403, BY E-MAIL TO

JBERGMANN@Verisign.COM, OR BY HAND DELIVERY

VERISIGN, INC.

OPTIONS ELECTION

INSTRUCTIONS TO THE ELECTION FORM FORMING PART OF THE

TERMS AND CONDITIONS OF THE OPTIONS ELECTION

1 Delivery of Election Form.

A properly completed and signed original of this election form (or a facsimile of it) must be received by December 31 either via hand delivery at VeriSign, Inc., 487 East Middlefield Road, Mountain View, CA 94043 attention: Jeffrey K. Bergmann, or via e-mail to jbergmann@Verisign.com, or via facsimile (fax number: (650) 426-3403), on or before 5:00 p.m., Pacific Time, on December 31, 2006 (referred to as the expiration date). The delivery of all required documents, including election forms, is at your risk. Delivery will be deemed made only when actually received by Jeffrey K. Bergmann. You may hand deliver your election form to Jeffrey K. Bergmann at VeriSign, Inc., 487 East Middlefield Road, Mountain View, CA 94043, or send it via e-mail to jbergmann@Verisign.com, or you may fax it to Jeffrey K. Bergmann at (650) 426-4430. In all cases, you should allow sufficient time to ensure timely delivery. VeriSign, Inc. intends to confirm the receipt of your election form by e-mail within two U.S. business days. If you have not received such an e-mail confirmation, it is your responsibility to ensure that your election form has been received by December 31, 2006. Only responses that are complete, signed and actually received by Jeffrey K. Bergmann by the deadline will be accepted. Responses may only be submitted via fax, e-mail or hand delivery. Responses submitted by any other means, including United States mail (or other post) and Federal Express (or similar delivery service), are not permitted.

For purposes of the Options Election, we will be deemed to have accepted options for the Options Election as of the date of receipt of the Options Election Form. VeriSign will not accept any alternative, conditional or contingent elections. Although it is VeriSign’s intent to send you an e-mail confirmation of receipt of this election form, by signing this election form, you waive any right to receive any notice of the receipt of the election with respect to your options, except as provided for in the Options Election. Any confirmation of receipt sent to you will merely be a notification that VeriSign has received your election form and does not mean that the exercise price of your options has been adjusted. The exercise price of your options that are accepted will be adjusted on the same day as the expiration of the Options Election, which is scheduled to be December 31, 2006.

2 Elections.

If you intend to accept the Options Election with respect to an option, you must accept the Options Election with respect to all of the shares subject to the option grant. You may not pick and choose which of the shares subject to an option grant with which you choose to accept this Options Election. If you have exercised a portion of an eligible option grant, your election will apply to the portion that remains outstanding and unexercised. If an eligible option grant is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage), you may only accept the Options Election with respect to the portion you beneficially own; such election must be with respect to all shares beneficially owned by you.

3 Signatures on this Election Form.

If this election form is signed by the holder of the options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change. If this election form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to VeriSign of the authority of that person to act in that capacity must be submitted with this election form.

4 Other Information on This Election Form.

In addition to signing this election form, you must print your name and indicate the date and time at which you signed. You must also include your current corporate e-mail address.

5 Irregularities.

We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options with respect to which elections have been made that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all options with respect to which proper elections are made. We also reserve the right to waive any of the conditions of the Options Election or any defect or irregularity in any election of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and options with respect to which elections have been made. No elections will be deemed to have been properly made until all defects or irregularities have been cured by the option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in elections, nor will anyone incur any liability for failure to give any notice. This is a one-time Options Election. We will strictly enforce the election period, subject only to an extension that we may grant in our discretion. Important: The election form (or a facsimile copy of it) together with all other required documents must be received by Jeffrey K. Bergmann, on or before 5:00 p.m., Pacific Time, on December 31, 2006.

6 Additional Documents to Read.

You should be sure to read the Options Election, all documents referenced therein, before deciding to participate in the Options Election.

7 Important Tax Information.

You should refer to the Options Election, which contain important U.S. federal income tax information. We also recommend that you consult with a financial planner regarding Section 409A or other personal advisors before deciding whether or not to participate in this Options Election.

The Options Election shall not be deemed to ratify any purportedly unauthorized stock options.

VERISIGN, INC.

OPTIONS ELECTION

DECEMBER 21, 2006

VeriSign, Inc. (“VeriSign”) has determined that certain of your stock options were or may have been granted at less than fair market value and therefore may be subject to adverse tax consequences under Section 409A of the Internal Revenue Code. These consequences include income tax at vesting, an additional 20% tax and interest charges.

By this Options Election (the “Options Election”), we are giving certain employees holding eligible options to purchase shares of our common stock the right to elect tax treatment for certain outstanding options by electing to adjust the price of the options to reflect the fair market value of the option at the time the option was granted, as described below. If you elect to participate in this Options Election, your eligible options will no longer be subject to the adverse tax consequences under Section 409A.

Each eligible employee holding “eligible options” will be provided with an addendum (referred to as the “Addendum”) setting forth his or her eligible options that are known to be eligible options as of this date. However, eligible options will also include any options which are later determined to have been granted at an exercise price less than fair market value as of the date of grant. Eligible options will not include any options that are later determined not to have been granted at an exercise price less than fair market value as of the date of grant. You are an “eligible employee” only if you are an employee of VeriSign, Inc. or our subsidiaries (collectively referred to as the “Company,” “we,” “our” or “us”) on the last date on which this Options Election remains open for acceptance.

An option to purchase common stock is eligible for this Options Election (an “eligible option”) only if all of the following conditions is met:

•	the option was granted by VeriSign

•	the option has an exercise price per share that was less, or may have been less, than the fair market value per share of the common stock underlying the option on the option’s grant date;

•	the option was unvested as of December 31, 2004 (if only a portion of an option was unvested as of December 31, 2004, the unvested portion may be an “eligible option”);

•	the option is outstanding as of the last date on which this Options Election remains open for acceptance; and

•	the option holder is subject to taxation in the United States.

If you participate in this Options Election, you must accept with respect to all of the outstanding eligible options grant granted to you by VeriSign and such options will be replaced as described below.

Eligible options with respect to which this Options Election may be accepted, and the type of treatment you receive will be determined as follows.

ELIGIBLE OPTIONS	Summary of Options Treatment
Options that were granted with an exercise price per share that was less than the fair market value per share of the Company’s common stock underlying the option on the date of grant.	The portion of any eligible option that vests after December 31, 2004 will be adjusted to increase the original exercise price to the fair market value of a share of the common stock underlying the option on the applicable measurement date for purposes of determining the fair market value of the eligible option.

If you elect to participate, the exercise price of such options will be adjusted on the same day as the expiration of the Options Election, which is expected to be December 31, 2006, and you will receive paperwork regarding your election promptly after the expiration of the Options Election. Any eligible option that is amended will continue to be subject to the same vesting schedule as the original option.

Other Matters

The Options Election is not conditioned upon this Options Election being accepted with respect to a minimum number of the outstanding eligible options, but the Options Election is subject to customary conditions. This Options Election shall not be deemed to ratify any purportedly unauthorized stock options.

Our common stock is traded on the Nasdaq National Market under the symbol “VRSN”. On December 20, 2006 the closing price of our common stock was $24.61 per share. You should evaluate current market quotes for our common stock, among other factors, before deciding to participate in this Options Election.

IMPORTANT — ACTION ITEMS TO PARTICIPATE

If you participate in this Options Election, you must complete and sign the attached election form, and fax it to Jeffrey K. Bergmann at (650) 426-3403, e-mail it to jbergmann@Verisign.com, or hand deliver it to Jeffrey K. Bergmann at VeriSign, Inc., 487 Middlefield Road, Mountain View, CA 94043 before 5:00 p.m., Pacific Time, on December 31, 2006. Only responses that are complete, signed, and actually received by the Company by the deadline will be accepted. Responses that are received after the deadline will not be accepted. The Company intends to confirm the receipt of your election form by e-mail within two U.S. business days. If you have not received an e-mail confirmation, you must confirm that we have received your election form. Responses may only be submitted via fax, or e-mail, or hand delivery. Responses submitted by any other means, including United States mail (or other post) and Federal Express (or similar delivery service), are not permitted.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Options Election. Any representation to the contrary is a criminal offense.

You should direct questions about the terms of this Options Election or the tax consequences affecting your options to:

Jeffrey K. Bergmann

650-426-4430

jbergmann@Verisign.com

Re: Options Election dated December 21, 2006.

You should rely only on the information contained in this Options Election documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making the Options Election in any jurisdiction in which the Options Election is not permitted. However, we may, at our discretion, take any actions necessary for us to make the Options Election to option holders in any of these jurisdictions. You should not assume that the information provided in this Options Election is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this Options Election. This Options Election summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

Material Federal Income Tax Consequences

As a result of participation in this Options Election, you may avoid potentially adverse tax consequences associated with your eligible options. Please read this section carefully, as well as the following section summarizing the potential tax consequences to you if you decide to keep your current options.

The following is a summary of the material United States federal income tax consequences of participating in the Options Election for those employees subject to United States federal income tax. This discussion is based on the Internal Revenue Code, its legislative history, treasury regulations thereunder and administrative and judicial interpretations as of the date of this Options Election to Amend, all of which are subject to change, possibly on a retroactive basis. The federal tax laws may change and the federal, state and local tax consequences for each employee will depend upon that employee’s individual circumstances. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

We recommend that you consult a tax advisor with respect to the federal, state and local tax consequences of participating in the Options Election, as the related tax consequences to you are dependent on your individual tax situation.

If You Participate in the Options Election. If you are an option holder who chooses to accept this Options Election with respect to outstanding eligible options, you should not be required to recognize income for United States federal income tax purposes at the time of the acceptance and amendment of such options. We believe that the acceptance and amendment of options will be treated as a non-taxable exchange.

Your amended options will be nonstatutory stock options for purposes of United States tax law. Under current law, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder. The Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if the Company complies with applicable reporting requirements. Upon disposition of the shares, any gain or loss is treated as capital gain or loss. If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.

If You Do Not Participate in the Options Election. The following is a summary of the material United States federal income tax consequences of declining to participate in the Options Election for those employees subject to United States federal income tax.

Your decision not to accept this Options Election with respect to your eligible options could result in potentially adverse tax consequences to you. Please read this section carefully and talk to your tax advisors regarding your decision regarding participation in this Options Election. Section 409A of the Internal Revenue Code and recently proposed tax regulations under the American Jobs Creation Act of 2004 provide that stock options issued with an exercise price less than the related fair market value of the underlying stock on the date of vesting must have fixed exercise dates to avoid early income recognition and an additional 20% tax. Your eligible options were granted at less than the related fair market value of the underlying stock and you may have income recognition and owe an additional 20% tax as well as be liable for certain interest penalties. None of the eligible options have fixed exercise dates and therefore they would subject the optionees to income recognition before the options are exercised and would subject the optionees to the additional 20% tax. It is not entirely certain how such tax would be calculated, but we think it is likely that the spread (that is, the difference between the value of the shares at the time of vesting and the exercise price of such shares) will be includable as income when the option vests and a 20% tax will be assessed on the spread. Additionally, during each subsequent tax year (until the option is exercised), the increase in value of the underlying stock will be taxed and subject to an additional 20% excise tax.

Uncertainty

Unfortunately, the Internal Revenue Service has not issued definitive final guidance under Section 409A. There is a chance that final guidance issued by the IRS may provide some relief with respect to certain eligible options and your personal tax advisor may advocate a position under the current statute and IRS guidance that your eligible options are exempt from Section 409A. We cannot guarantee the effect of any future IRS guidance and will work as quickly as possible when future guidance is issued to analyze it and provide information to our optionees regarding such guidance.